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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 17, 1998, relating to the financial statements of MarketWatch.Com, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules as of December 31, 1997 and June 30, 1998 and the period from inception (October 29, 1997) through December 31, 1997 and the six months ended June 30, 1998 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PricewaterhouseCoopers LLP (no signature indicated)
San Jose, California

December 15, 1998